SHANGHAI COMMERCIAL BANK LTD
(INCORPORATED IN HONGKONG)
**TSIMSHATSUI BRANCH**
7 HANKOW ROAD, TSIMSHATSUI
KOWLOON, HONG KONG

FAX NO : (852) 27303367
TEL NO : (852) 27308211
WEB SITE : www.shacombank.com.hk

**Confidential**

Our Reference: CC09/335/0701653

March 15, 2007

Mr Lee Kwok Leung
Director
Green Dragon Wood Products Co Ltd
Flat 1914, Miramar Tower
132 Nathan Road
Tsimshatsui, Kowloon

Dear Mr Lee,

**Re: Banking Facilities**

As discussed, we refer to our previous facility letter dated January 26, 2006 and are pleased to offer the revised banking facilities ("Facilities") as described in this letter ("Facility Letter") to you subject to the provisions herein contained, the Terms and Conditions and the Appendix hereto. Please note that the Appendix forms an integral part of this Facility Letter and the terms and expressions used herein are as defined and construed in the Appendix. This Facility Letter is intended to set out all the terms and provisions of the Facilities.

| Description of Facilities | Features |
| --- | --- |
| **Revolving Trade Financing Facilities:**<br><br>**(A) not to exceed HKD5,500,000 for L/C, I/B, T/R, I/N, I/V and P/L, within which, T/R, I/N, I/V and P/L are subject to a sub-limit of HKD4,500,000, and within the sub-limit, I/N, I/V and P/L are further confined as follows:**<br><br>**(i) I/N and I/V : HKD2,500,000**<br><br>**(ii) P/L: HKD2,000,000** | • Interest on I/B, I/N and I/V in HK Dollars is to be charged at 0.25% p.a. (originally at 1.25% p.a.) over Prime. At current Prime of 8% p.a., the effective interest rate is 8.25% p.a. (a reduction of 1% p.a. from the original interest rate).<br><br>• Interest on P/L in HK Dollars is to be charged at 0.25% p.a. (originally at 1.5% p.a.) over Prime. At current Prime of 8% p.a., the effective interest rate is 8.25% p.a. (a reduction of 1.25% p.a. from the original interest rate).<br><br>• Interest on I/B, I/N and I/V and P/L in US Dollars is to be charged at 0.25% p.a. (originally at 0.5% p.a.) over US Prime. At current US Prime of 8.25% p.a., the effective interest rate is 8.5% p.a. (a reduction of 0.25% p.a. from the original interest rate). |

- Otherwise, interest and fees are to be charged at our prevailing rates applicable to trade financing facilities.

- I/B is to be repaid within 120 days from the delivery of goods and/or documents under our L/C, less any usance/credit periods granted by your suppliers.

- I/N or I/V up to 120 days, less any credit period granted by your suppliers, can be drawn for the retirement of inward collection bills or settlement of accounts due and payable to your suppliers respectively. In the latter case, you must lodge with us your suppliers' invoices plus any evidence of receipt of goods acceptable to us. Proceeds of payment will be remitted to your supplier's account directly by us.

- Subject to our approval from time to time at our discretion, draw-down of I/V is currently restricted to the following suppliers:

  1. Tai Wah Timber Factory Ltd;
  2. Schlobach Gebr GMBH & Co KG;
  3. Pollmeier Massivholz GMBH & Co;
  4. David R. Webb Company, Inc;
  5. Superior Hardwoods of Ohio, Inc;
  6. Merten Woodproducts GMBH;
  7. F W Bath & Co GMBH;
  8. Regalis International Sarl;
  9. Stora Enso Timber Ag;
  10. Cotimber S.r.l;
  11. Honah Ltd, Hong Kong; and
  12. Interstate Forest Products LLC, Brazil.

- Invoices issued by your group company(s) or related company(s) will not be considered as eligible.

- P/L is available up to 70% of the unused value of export L/Cs lodged with us and issued in your favour by banks acceptable to us.

**(B) not to exceed HKD2,000,000 for O/B**

- Negotiation of O/B containing discrepancies is to be effected against your Letter of Indemnity.

**Securities** : 1. An existing charge on 2,566 units of HSBC Good Fortune Capital Guaranteed Fund for not less than USD256,600 held in your name; and

2. Existing continuing guarantees in our favour given by Mr Lee Kwok Leung to secure all amounts payable by Green Dragon Wood Products Co Ltd for an aggregate amount of HKD7,500,000 together with interest, fees, costs and expenses.

(Collectively, the "Security Documents")

**Facility Fee** : An annual fee for HKD11,250 will be debited from your Checking Account.

**Privilege** : You will enjoy a favourable scale of charges on our trade services as follows:

L/C opening commission:

| | |
|---|---|
| - Up to USD50,000 or its equivalence in other currencies | 1/4% |
| - Balance in excess of USD50,000 | 1/16% |

**Please indicate your acceptance of the Facilities by signing and returning the enclosed duplicate of this Facility Letter duly signed by you and the relevant party(ies) (if any) within 14 days hereof, failing which the offer in this Facility Letter will lapse (unless otherwise agreed by our bank). This letter shall be supplemental and additional to our previous facility letter dated January 26, 2006.** If and to the extent there is any inconsistency between this letter and the said letter, the terms of this letter shall prevail.

If you have any queries regarding this letter, please do not hesitate to contact Mr Mak Hon Ming, Branch Manager at 27370128 or Mr Koo Ping, Relationship Officer at 2730 8211.

# SHANGHAI COMMERCIAL BANK LTD

(INCORPORATED IN HONGKONG)

Green Dragon Wood Products Co Ltd

We offer an array of wealth management and insurance products to meet your corporate and personal needs. Your designated officer will be glad to introduce our professional staff to you for tailoring the most suitable insurance and investment plan at your choice so you can secure yourselves with various types of protection and grow your wealth continuously.

Yours sincerely,
For and on behalf of
Shanghai Commercial Bank Ltd

Authorized Signatures

WONG Kwei-fun (A-279)　　MAK Hon-ming (A-94)

**We agree to accept the Facilities and be bound by all the Terms and Conditions as the Borrower and Chargor.**

*For and on behalf of*
GREEN DRAGON WOOD PRODUCTS CO. LIMITED
隆基木業有限公司

.................................................
*Authorized Signature(s)*

Borrower and Chargor: Green Dragon Wood Products Co Ltd
Date: 30-03-07

**I agree to be bound by the above terms as the Guarantor.**

Guarantor: Lee Kwok Leung
Date: 30-03-07

SIGNATURE VERIFIED BY

# SHANGHAI COMMERCIAL BANK LTD

(INCORPORATED IN HONGKONG)

## APPENDIX

| Terms | Definition / Description |
|---|---|
| ABF | Asset Based Financing facility |
| ARF | The extension of Account Receivables Financing Facility under the SME Loan Guarantee Scheme provided by the government of HKSAR |
| AWC | Associated Working Capital Financing Facility under the SME Loan Guarantee Scheme provided by the government of HKSAR |
| BIE | Business Installations and Equipment Financing Facility under the SME Loan Guarantee Scheme provided by the government of HKSAR |
| BIG | Business Installations and Equipment Financing Facility under the SME Business Installations and Equipment Loan Guarantee Scheme provided by the government of HKSAR |
| C/P | Clean Bills Purchase Facility |
| CTL | Our extension of Corporate Tax Loan |
| D/A | Our purchase of your export bills on Documents Against Acceptance terms |
| D/P | Our purchase of your export bills on Documents Against Payment terms |
| HIBOR / LIBOR | Hong Kong Interbank Offered Rate / London Interbank Offered Rate as quoted by us from time to time |
| I/B | Our extension of Import Loans to you for settlement of drawings under L/C |
| IDL | Our extension of Invoice Discounting Loan to you by your assignment of interests on the invoice(s) in our favour |
| I/L | Our extension of Inventory Loan |
| I/N | Our extension of Inward Collection Loans for settlement of your account payables due to your suppliers |
| I/V | Our extension of Payable Financing Loan against vendor's invoice (not submitted through bank) |
| L/C | Establishment of Letter of Credit for your account |
| L/G | Establishment of Letter of Guarantee for your account |
| O/B | Negotiation of export documents presented under L/Cs issued in your favour |
| O/D | Overdraft facility |
| P/L | Our extension of Packing Loans, repayable on demand. Due date of P/L must be earlier than or the same as the original expiry date of the L/Cs. Any extension of P/L due date in accordance with the extension of L/C expiry date is subject to our approval. Repayment of P/L will be made by the proceeds from negotiation of the relative export bills. |
| PO/L | Our extension of loan against confirmed purchased orders issued in your favour acceptable to us |
| Prime | Hong Kong Dollars Prime Lending Rate as quoted by us from time to time, and subject to fluctuation at our discretion |
| R/L | Our extension of Revolving Loans to you |
| Scheme | SME Loan Guarantee Scheme provided by the government of HKSAR |
| SOF | Share Overdraft Facility against your charge of those local shares acceptable to us |
| T/R | Release of goods to your possession under Trust Receipt |
| US Prime | U.S. Dollars Prime Lending Rate as quoted by us from time to time, and subject to fluctuation at our discretion |
| Terms and Conditions | Collectively refer to the terms and conditions contained in our Terms and Conditions for Bank Accounts and General Services as well as those on our standard documents executed by you / your company in relation to the banking facilities and/or accounts with us. |

| Standard Clauses | Contents |
|---|---|
| Interest Rate Calculation Basis | Interest shall be compute[illegible]e basis of a 365 day year for Hong Kong Dollar and Sterling Pound Facilities and 360 da year for Facilities in other currencies. |
| Overdue Interest | (a) For Trade Financing facilities including I/B, P/L, I/V, I/N etc.: 2% p.a. over the original interest rate for the fir month, and to be increased by 1% p.a. for each consecutive month of overdue<br>(b) For all other type of advances: 4% p.a. over the original interest rate.<br>Notwithstanding the above, the overdue interest rate is subject to changes at our discretion. |
| Interest and Repayment on O/D and SOF | Repayable on demand.<br>Interest is to be accrued on a daily basis, but payable monthly in arrears to the debit of your Checking Account on the 21 day (or the next business day if it is a holiday) of each and every calendar month.<br>Any O/D and/or SOF in excess of the agreed limit is subject to approval at our discretion. Interest on such excess amount i to be charged at such rate as we may from time to time determine on a daily basis, which is currently at Prime plus 10% p.a (Note: this sub-clause is not applicable to AWC). |
| Set-Off | In the event of default, we have the right to set off any credit balance in other accounts held by you solely or jointly with othe person(s) against the actual or contingent liabilities due to us whether current or otherwise or subject to notice or not. |
| Conditions Precedent | The availability of the Facility(ies) shall be subject to our having received from you the following documents in form an substance satisfactory to us in all respects:-<br>(a) duly passed resolutions of your board of directors approving the acceptance of the Facility(ies)[where applicable];<br>(b) list of specimen signatures of (authenticated to our satisfaction) (i) the person(s) authorised to act on your beha and/or (ii) the directors [where applicable];<br>(c) certified copies of your up-to-date Business Registration Certificate; Certificate of Incorporation (where applicable and Memorandum and Articles of Association (or equivalent constitutional documents where applicable);<br>(d) the Security Document(s) duly executed by the relevant parties and where applicable the relevant board resolution approving the terms and execution of the Security Document(s); and<br>(e) such other documents as may be required from time to time by us to be certified as true, complete and up to date b a director or the secretary of yours (as the case may be) or other persons acceptable to us. |
| Covenants | 1. You are required to submit your audited financial statements (and in case of sole proprietor or partnership un-audite financial statements and/or latest tax return are acceptable) to us for review within eight months from the end of eac fiscal year, and are also required to provide us with any further financial or corporate information from time to time at ou request.<br>2. You undertake to immediately inform us any change of the company's directors, partners [where applicable] or benefici shareholders and any other material adverse changes or cross default of subsidiaries [where applicable]. The availabilit of the Facility(ies) will be subject to these changes and cross default. |
| Expenses | Whether or not the legal documentation for the facility(ies) is executed as contemplated, all expenses, commissions, lega costs, fees, stamp duties, insurance premiums, property valuation fees, documentation costs, out-of-pocket expenses, etc incurred in connection with the facility(ies) including, without limitation, the preparation, execution and/or enforcement c the relative security documents shall be for your account and borne by you and shall be payable on demand. |
| Forced Liquidation | Should the market value of the Acceptable Securities in your Securities Account fall to a level such that your SO outstanding exceeded the Available Limit, you are required to provide us forthwith cash or other additional securitie acceptable to us to reduce the SOF outstanding or to increase the Available Limit. If you fail to meet the abov replenishment requirements immediately upon our request, it will be considered a default and we may, at our discretior force liquidation of your charged securities to reduce your SOF outstanding. |
| Availability Period of The Facility(ies) | The Facility(ies) will be available for drawdown / utilization within 3 months from the date of this letter unless furthe extension is agreed by us in writing. |
| Conflict | Where there is any conflict between the provisions in this letter and the Terms & Conditions, the provisions herein sha prevail. |
| Section 83 of The Banking Ordinance (the "Ordinance") | The Ordinance has imposed on us as a bank certain limitations on advances to persons/companies related to our directors o employees. In acknowledging this letter you should advise us whether you are in any way related to any of our directors o employees within the meaning of the Ordinance and in the absence of such advice we will assume that you are not so relatec Kindly advise us immediately in writing should you become so related subsequent to acknowledging this letter. |
| Miscellaneous | 1. Notwithstanding any provision to the contrary contained in the Facility Letter or any other document, we reserve th right, at our discretion, to modify, cancel or terminate all or part of the Facility(ies) and the terms governing thereof, an to declare all amounts then outstanding to be immediately due and payable and to call on demand cash cover for you prospective and contingent liabilities.<br>2. Upon signing the duplicate of this letter, you consent on our providing to any guarantor or security provider in respect o any loan or credit facilities extended to you:<br>(a) a copy of this letter evidencing the obligations to be guaranteed or secured or a summary thereof;<br>(b) a copy of any formal demand for overdue payment which is sent to you after it has failed to settle an overdu amount following a customary reminder; and<br>(c) from time to time on request by the guarantor or security provider, a copy of the latest statement of accoun provided to you. |